CTS Corporation
Form 10-Q
Third Quarter 2008

EXHIBIT (10)(a)

      September 25, 2008

Mr. H. Tyler Buchanan
56179 Dana Drive
Bristol, IN 46507

Re:  Retirement Agreement

Dear Mr. Buchanan:

This Retirement Agreement (this “Agreement”) memorializes the agreement concerning your retirement from your employment with CTS Corporation (hereinafter, “CTS”).

1.	Retirement Date

Your last day worked at CTS will be December 31, 2008 (hereinafter, your “Retirement Date”).

2.           Payments and Benefits

You shall receive the following payments and benefits in connection with your retirement:

A.
Upon the satisfaction of the conditions set forth in Section 4 hereof, you will receive, on the first business day after the expiration of the seven-day (7) revocation period applicable to the Second Identical Release described in Section 4 hereof, a single lump sum payment in the amount of $412,500, subject to applicable federal, state and local tax and other withholding.

B.
With respect to any awards you have received under CTS’ 2008 Management Incentive Plan, CTS’ 2004 Omnibus Long-Term Incentive Plan or any other annual cash incentive or equity compensation plan, as well as your participation in any pension, savings, health and welfare or other employee benefit plans, the terms of such awards and plans shall govern any compensation payments, benefits, rights or entitlements you and/or any of your beneficiaries have or may have thereunder to the extent required by law.  If you have any unused, earned vacation, it will be paid to you.

C.	You will be considered a “retiree” for the purpose of all CTS employee benefit plans.

3.           Release

In exchange for the compensation described in this Agreement and other good and valuable consideration, receipt of which is hereby acknowledged, you hereby agree that you, your representatives, agents, estate, dependents, beneficiaries and assigns release and forever discharge CTS and its affiliated corporations, subsidiary corporations, parent corporation, successors, assigns, directors, members, officers, employees and agents, both individually and in their official capacities with CTS (hereinafter, the “Releasees”), from any and all actions or causes of action, suits, claims, complaints, contracts, liabilities, agreements, promises, debts or damages, whether existing or contingent, known or unknown, which arise out of your employment or the termination of your employment with CTS except for claims which relate to your enforcement of CTS' payments and other obligations under this Agreement.  THIS RELEASE IS INTENDED BY YOU TO BE ALL ENCOMPASSING AND TO ACT AS A FULL AND TOTAL RELEASE OF ANY CLAIMS THAT YOU MAY HAVE OR HAVE HAD AGAINST THE RELEASEES. Without limiting the generality of the foregoing, this release includes any claim of discrimination on the basis of race, sex, marital status, sexual preference, national origin, handicap or disability, age, veteran status, special disabled handicap status or any other basis prohibited by law; any claim arising from any express or implied employment contract or covenant of good faith and fair dealing; any claim arising under the Family and Medical Leave Act of 1993; any tort claims; and any personal gain with respect to any claim arising under the qui tam provisions of the False Claims Act, 31 USC 3730.

You agree and acknowledge that the payments and benefits set forth in this Agreement, together with payments and benefits previously provided to you by CTS, are the only payments and benefits you will receive in connection with your employment or its termination.  Without limitation of the foregoing, you expressly agree and acknowledge that you will not receive any type of bonus, including but not limited to a retention bonus or payment, in connection with your employment or its termination, other than any amount to which you may be entitled under a plan described in Section 2(B) above.

You represent that you understand the release contained herein (the “Release”) and that you understand that rights and claims under the Age Discrimination in Employment Act of 1967, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Americans with Disabilities Act; and similar state and local anti-discrimination laws are among the rights and claims against the Releasees that you are releasing hereby.

You further acknowledge and agree that you have been encouraged to seek the advice of an attorney of your choice in regard to this Agreement and the Release contained herein.  You represent that you have relied upon the advice of your attorney in entering into this Agreement and, specifically, in agreeing to the Release contained herein, or that you have voluntarily waived the right to seek an attorney’s advice. You hereby understand and acknowledge the significance and consequences of the Release contained herein.  You represent that you fully understand the terms of the Release contained herein and voluntarily accept the terms of the Release contained herein.  You further acknowledge that you have had a sufficient amount of time to consider the terms of this Agreement and of the Release contained herein and to seek independent advice regarding the effect of this Agreement prior to its execution.

You also acknowledge and agree that it will be a condition precedent to your receipt of the payment set forth in Section 2(A) that you execute and deliver to CTS on or after December 31, 2008 but no later than January 21, 2009, and not revoke within seven days thereafter, an additional and identical copy of this Agreement reaffirming its terms. (“Second Identical Release”)

CTS similarly releases you from any and all claims, suits, demands, actions, or causes of action of any kind or nature whatsoever, whether the underlying facts are known or unknown, which CTS has or now claims, or might have or claim, pertaining to facts and issues existing on the date of this Agreement and at all points in time preceding that date.

4.           Right to Consider/Rescind

In accordance with the provisions of the Older Workers Benefit Protection Act related to claims brought under the Age Discrimination in Employment Act, you understand that you shall have the right to consider whether to accept this Agreement for a period of twenty-one (21) days from the date on which you first receive this Agreement, and that you shall have the right to consider whether to accept the Second Identical Release for a period of twenty-one (21) days from the date you first receive the Second Identical Release.  You are also advised to consult with your attorney before signing this Agreement and the Second Identical Release.  You further understand that you shall have the right to rescind (that is, cancel) this Agreement within seven (7) days of signing it to reinstate claims under the Age Discrimination in Employment Act (hereinafter, the “Rescission Period"), and that you shall have the right to rescind (that is, cancel) the Second Identical Release within seven (7) days of signing it to reinstate claims arising during the period from the date of your execution of this Agreement through December 31, 2008 under the Age Discrimination in Employment Act.  To be eligible to receive payment of the amount set forth in Section 2(A), you must (A) deliver a fully executed copy of the Agreement to Mr. Richard G. Cutter, CTS Corporation, 905 West Boulevard North, Elkhart, IN 46514, not later than the expiration of the above referenced twenty-one (21) day period, (B) not revoke this Agreement within the Rescission Period, (C) deliver a fully executed copy of the  Second Identical Release to Mr. Richard G. Cutter, CTS Corporation, 905 West Boulevard North, Elkhart, IN 46514, not later than January 21, 2009 and (D) not revoke the Second Identical Release within the seven-day (7) period after you sign the  Second Identical Release.

5.	Proprietary Information.

You agree not to use, publish, or otherwise disclose, either directly or indirectly, to any person or corporation any trade secret, confidential, or proprietary information, data, documents or records, including but not limited to site customer lists and product costing and pricing information, of CTS or any such information of others which CTS is obligated to maintain in confidence.  You further agree to abide by any and all proprietary agreements signed by you during your employment with CTS and acknowledge that such agreements remain in full force and effect according to the terms of this agreement.  In the event of a breach of this Section 5 of the Agreement or of any proprietary information agreement signed by you during your employment with CTS, CTS shall be entitled to injunctions, both preliminary and permanent, enjoining such breach. .

6.	Amicable Relationship and Non-Disparagement

Each party to this Agreement wishes to maintain an amicable relationship with the other and agrees not to act inconsistently with the interests of the other party.
Additionally, each party agrees specifically not to disparage, defame or otherwise intentionally harm the reputation of the other party.

7.	Non-Competition; Non-Solicitation

A.	For a period of eighteen months (18 mos.) following your Retirement Date, you will not:

(i)	enter into or engage in any business that competes with CTS’ Business within the Restricted Territory (as defined in Sections 7(D) and 7(E) below, respectively);

(ii)
solicit customers, business, patronage or orders for, or sell, any products and services in competition with, or for any business, wherever located, that competes with, CTS’ Business within the Restricted Territory;

(iii)	divert, entice or otherwise take away any customers, business, patronage or orders of CTS within the Restricted Territory, or attempt to do so; or

(iv)
promote or assist, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business which competes with CTS’ Business within the Restricted Territory.

B.
For the purposes of Section 7(A), but without limitation thereof, you will be in violation thereof if you engage in any or all of the activities set forth therein directly as an individual on your own account, or indirectly as a partner, joint venturer, employee, agent, salesperson, consultant, officer and/or director of any firm, association, partnership, corporation or other entity..

C.	For purposes of this Section 7, CTS shall include any and all subsidiary, parent, affiliated, or related companies of CTS.

D.	For the purposes of Section 7(A), 7(E), 7(H) and 7(J), “CTS’ Business” is defined to be the design and manufacture of actuators and sensors in the automotive, industrial and commercial, market.

E.	For the purposes of Section 7(A), the “Restricted Territory” shall be defined as and limited to:

(i)
the geographic area(s) within a one hundred (100) mile radius of any and all CTS location(s) in, to, or for which you worked, to which you were assigned or had any responsibility (either direct or supervisory) at the time of your retirement from CTS and at any time during the eighteen months (18 mos.) period prior to such retirement; and

(ii)
all of the specific customer accounts who purchased sensors and/or actuators from CTS or have been quoted by CTS for the purchase of sensors and/or actuators, whether within or outside of the geographic area described in (i) above, with which you had any contact or for which you had any responsibility (either direct or supervisory) at the time of your retirement from CTS and at any time during the eighteen month (18 mos.) period prior to such retirement.

F.
For a period of eighteen months (18 mos.) after your Retirement Date, you will not directly or indirectly at any time solicit or induce or attempt to solicit or induce any employee(s), sales representative(s), agent(s) or consultant(s) of CTS and/or of its parent, or its other subsidiary, affiliated or related companies, to terminate their employment, representation or other association with CTS and/or its parent or its other subsidiary, affiliated or related companies.  You acknowledge that this covenant is necessary to enable CTS to maintain a stable workforce and remain in business.

G.
For eighteen months (18 mos.) after your Retirement Date, you will communicate the contents of Sections 5 and 7 of this Agreement to any person, firm, association, partnership, corporation or other entity (i) by which you intend to be employed, with whom you intend to be associated, or that you intend to represent, and (ii) that is engaged in a business that is competitive to CTS’ Business.

H.
You acknowledge that your obligations under this Section 7 are reasonable in the context of the nature of CTS’ Business and the competitive injuries likely to be sustained by CTS if you were to violate such obligations.  You further acknowledge that this Agreement is made in consideration of, and is adequately supported by, the agreement of CTS to perform its obligations under this Agreement and by other consideration, which you acknowledge constitutes good, valuable and sufficient consideration.

8.	Miscellaneous

A.
This Agreement represents a complete understanding between the parties, supersedes any and all other agreements and understandings, whether oral or written, and may not be modified, altered or changed except upon written consent of the parties.

B.
This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Indiana without regard to principles of conflicts of law.   The State and Federal Courts of Indiana shall have exclusive jurisdiction over any disputes or controversies that may arise out of or in relation to this Agreement. The parties hereby waive any other venue to which either party might be entitled by virtue of residence, domicile or otherwise.

C.	The payment afforded you under Section 2(A) of this Agreement represents consideration to which you were not heretofore entitled.

D.	The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed to be a waiver of any subsequent breach thereof.

E.
It is agreed and understood that neither the offer nor any negotiations or proceedings connected herewith nor the execution of this Agreement nor the payment of money shall constitute or be construed as an admission of any liability to, or the validity of, any claims whatsoever.

F.
By executing this Agreement you acknowledge, understand and agree that CTS is not obligated under this or any other agreement or applicable law to offer you employment or accept services for the performance of work from you, directly or indirectly, as an employee, contractor, or supplier, now or in the future.

G.
Both parties regard the terms of this Agreement as confidential. Therefore, the terms shall not be disclosed by either party to any third party outside the retiree’s immediate family, legal counsel and financial planners without the prior authorization of CTS.  CTS likewise agrees not to disclose or cause any other person to disclose to third parties, including prospective employers, the terms of this Agreement, with the exception of CTS employees, contractors, outside counsel and accountants or others who have a legitimate business need to know this information or as otherwise legally required.

H.
The parties intend this Agreement and the Second Identical Release to serve as a final expression of this contract and as a complete and exclusive statement of the terms hereof.  This Agreement supersedes any prior written or verbal contracts, agreements, or letters of intent or understanding between you and CTS executed prior to the execution date hereof to the extent any such agreement is inconsistent with the terms hereof.

I.
The parties agree that in the event a court of competent jurisdiction determines that the character, duration or scope of any provision of this Agreement is unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent the court deems reasonable or enforceable and the provision shall remain in effect as limited by the court.  In the event that such a court determines that any provision is wholly unenforceable, the provision shall be deemed severed from this Agreement and the other provisions shall remain in full force and effect.

9.	Representations and Warranties

In consideration of CTS' willingness to enter into this Agreement, you hereby make the following representations and warranties to CTS:

A.	You have been provided a reasonable time of at least twenty-one (21) days to consider whether or not to sign this Agreement.

B.	You are aware, by signing this Agreement, which includes a general release, you are giving up rights to initiate a lawsuit or other legal proceeding.

C.
You understand and agree that by signing this Agreement, you are specifically waiving your rights to make any claims, or initiate any proceedings, against the Releasees under Title VII of the Civil Rights Act of 1964 as amended, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act and similar state and local anti-discrimination laws.

D.	There are no promises or representations except those contained in this Agreement which have been made to you in connection with this subject.

                          E. You have read and understand each and every provision of this Agreement.

F.	You acknowledge and agree that the Release contained herein is an essential and material term of this Agreement.

Please review this Agreement carefully.  If you are in agreement with its provisions, please signify your acceptance by signing and dating both copies of this letter in the space provided below and return one copy to me, in accordance with Section 4 of this Agreement.

Very truly yours,

CTS Corporation

By:	/s/ Richard G. Cutter, III
Richard G. Cutter, III
Vice President, Secretary and General Counsel

EMPLOYEE ACKNOWLEDGMENT AND ACCEPTANCE
OF AGREEMENT

I have carefully read and reviewed the foregoing Agreement, acknowledge its contents, and agree to be bound by its terms, including the release of claims set forth in the Agreement.  I fully understand that this Agreement generally releases all of my claims, both known and unknown, arising prior to the execution hereof, against each and all of the Releasees.

I have been given sufficient time of at least twenty-one (21) days to decide whether to sign this Agreement and, in the event that I have executed this Agreement sooner, I have done so voluntarily.  I have consulted with my private attorney concerning the terms and effect of the Agreement and concerning my rights or have waived my right to do so.

I understand that I have seven (7) days from the date of my signature below to revoke my acceptance of this Agreement, thereby canceling it.  If I do not revoke my acceptance, this Agreement will become effective and enforceable on the date that is seven (7) days from the date of my signature, as indicated below.

/s/ H. Tyler Buchanan
H. Tyler Buchanan
Date of Execution of Agreement: September 25, 2008